Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C.  350), the undersigned, Joseph Skeehan, Chief Executive Officer of JMG Exploration, Inc. (the “Company”) has executed this certification in connection with the  filing  with  the  Securities  and  Exchange  Commission  of the  Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the “Report”).

      The undersigned certifies that:  (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the 8th day of August 2007.

JMG EXPLORATION, INC.

/s/ Joseph Skeehan
Name: Joseph Skeehan
Title: Chief Executive Officer